PROSPECTUS SUPPLEMENT NO. 3                     Filed pursuant to Rule 424(b)(3)
(To Prospectus Dated                                   Registration No.333-38482
August 22, 2000)


                             BioSphere Medical, Inc.



                        2,032,255 SHARES OF COMMON STOCK


                                 ---------------

     The information in this prospectus supplement concerning the Selling Stockholders supplements the statements set forth under the caption "Selling Stockholders" in the prospectus. Capitalized items used and not defined herein shall have the meanings given to them in the prospectus. The information set forth under the caption "Selling Stockholders" is supplemented as follows:

                            SELLING STOCKHOLDERS

     We issued the shares of common stock that this prospectus covers, including the shares of common stock underlying the warrants set forth below, in private placements in February 2000 and July 2000. We have set forth in the following table, to our knowledge, information about the selling stockholders as of June 30, 2000, or such later date as the selling stockholders have provided the information. We have calculated beneficial ownership based on SEC requirements, and the information we have included regarding beneficial ownership is not necessarily indicative of beneficial ownership for any other purpose. Unless we otherwise indicate below, each stockholder named in the table has sole voting and investment power with respect to all shares he, she or it beneficially owns, subject to applicable community property laws. We have based the percentage calculated for each selling stockholder upon the sum of the "Common Stock" and "Common Stock Issuable Upon Exercise of Warrants" columns.

     John Carnuccio is a director and the President and Chief Executive Officer of BioSphere; Jean-Marie Vogel is the Chairman of BioSphere; Timothy Barberich and David Southwell, directors of BioSphere, are Chairman and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, of Sepracor, the parent corporation of BioSphere. Sepracor is also a selling stockholder and we are registering for Sepracor the 454,545 shares it acquired in our private placement in July 2000. Sepracor is also the guarantor of our line of credit with a bank. In connection with Sepracor's guarantee, we are party to a security agreement with Sepracor pursuant to which we have pledged our assets to Sepracor as collateral for its guarantee to the bank. Except as set forth in this paragraph, none of the selling stockholders has held any position or had any material relationship with BioSphere in the past three years.

     We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may decide not to sell all or any of the shares that this prospectus covers. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that the selling stockholders will hold after completion of the offering, we cannot estimate the number of the shares that the selling stockholders will hold after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, the selling stockholders will hold none of the shares that this prospectus covers.


                        Number of Shares of Common Stock       Number of      Number of Shares of Common Stock
                      Beneficially Owned Prior to Offering     Shares of     Beneficially Owned After Offering
                     -------------------------------------      Common      ------------------------------------
                                                               Stock to
                               Number            Percent        be Sold              Number            Percent
                     ------------------------  -----------     ---------    ------------------------  ----------
                               Common Stock                                           Common Stock
  Name of                        Issuable                                               Issuable
  Selling            Common    Upon Exercise                                Common    Upon Exercise
Stcokholder           Stock     of Warrants                                  Stock     of Warrants
---------------     --------  ---------------                              --------  ---------------

ABS
Employees'
Venture Fund
Limited
Partnership                0        6,944           *             6,944           0         0             0

ACI Capital /
BSMDI, LLC           177,777       44,444         2.1           222,221           0         0             0

Marcia L.
Aaron                    228            0           *               228           0         0             0

Mark C.
Alpert                   228            0           *               228           0         0             0

Sanjay Arora             556            0           *               556           0         0             0

Gregory H. Barnhill      228            0           *               228           0         0             0

Timothy J.
Barberich             75,777(1)     6,944           *            34,721      48,000(1)      0             *

Douglas A.
Berl As His
Separate
Property #2              228            0           *               228           0         0             0

George A.
Bicher III               228            0           *               228           0         0             0

Biopergs, LLC         27,777        6,944           *            34,721           0         0             0

William A.
Boykin IV &
Ruth Anne
Boykin                   228            0           *               228           0         0             0

Stephen E.
Brady                    228            0           *               228           0         0             0

James S.
Brumfield                228            0           *               228           0         0             0

James F.
Buckley, Jr. &
Jane A.
Buckley
JT TEN
Community
Property                 228            0           *               228           0         0             0

R. William
Burgess, Jr.           2,778            0           *             2,778           0         0             0

CCL Fund
LLC                   18,182            0           *            18,182           0         0             0

John M.
Carnuccio             89,955(1)     1,388           *             6,943      84,400(1)      0             *


                        Number of Shares of Common Stock       Number of      Number of Shares of Common Stock
                      Beneficially Owned Prior to Offering     Shares of     Beneficially Owned After Offering
                     -------------------------------------      Common      ------------------------------------
                                                               Stock to
                               Number            Percent        be Sold              Number            Percent
                     ------------------------  -----------     ---------    ------------------------  ----------
                               Common Stock                                           Common Stock
  Name of                        Issuable                                               Issuable
  Selling            Common    Upon Exercise                                Common    Upon Exercise
Stcokholder           Stock     of Warrants                                  Stock     of Warrants
---------------     --------  ---------------                              --------  ---------------

Scott Elaine
Case                     228            0           *               228           0         0             0

Castle Creek
Healthcare
Partners LLC          72,728            0           *            72,728           0         0             0

Cerberus
Partners, L.P.        55,556       13,889           *            69,445           0         0             0

Cerberus
International,
LTD.                 116,112       27,778         1.4           138,890       5,000         0             *

David F.
Childers, Jr.
VENTURE
ACCOUNT                  228            0           *               228           0         0             0

Lee
Chimerakis &
Theresa
Chimerakis               228            0           *               228           0         0             0

Raymond M.
Clark Jr.
Separate
Property                 228            0           *               228           0         0             0

Brett D.
Clifford                 228            0           *               228           0         0             0

J. Michael
Connelly                 228            0           *               228           0         0             0

Fred C. C.
Crozier                  228            0           *               228           0         0             0

Scott A.
Davey
Venture
Acct.                    228            0           *               228           0         0             0

John W.
Davis III                228            0           *               228           0         0             0

Robert J.
Deshong &
Patricia A.
Deshong
JT TEN                   228            0           *               228           0         0             0

Jeffrey A.
DeYoung                  228            0           *               228           0         0             0


                        Number of Shares of Common Stock       Number of      Number of Shares of Common Stock
                      Beneficially Owned Prior to Offering     Shares of     Beneficially Owned After Offering
                     -------------------------------------      Common      ------------------------------------
                                                               Stock to
                               Number            Percent        be Sold              Number            Percent
                     ------------------------  -----------     ---------    ------------------------  ----------
                               Common Stock                                           Common Stock
  Name of                        Issuable                                               Issuable
  Selling            Common    Upon Exercise                                Common    Upon Exercise
Stcokholder           Stock     of Warrants                                  Stock     of Warrants
---------------     --------  ---------------                              --------  ---------------

Domain
Public
Equity
Partners L.P.         80,000            0           *            80,000           0         0             0

Thomas U.
Dudley II                228            0           *               228           0         0             0

Keith R.
Dull &
Susan G.
Dull,
JT TEN                   228            0           *               228           0         0             0

Robert B.
East                     228            0           *               228           0         0             0

Jonathan E.
Farber &
Bonnie S.
Farber
JT WROS                  228            0           *               228           0         0             0

George R.
Floyd                    228            0           *               228           0         0             0

Ivy T.
Fradin                   228            0           *               228           0         0             0

Daniel R.
Frank                 13,889        3,472           *            17,361           0         0             0

Donald E.
Froude
SPECIAL
ACCOUNT                  228            0           *               228           0         0             0

Barry L.
Garber &
Michele Lax
JT TEN                   228            0           *               228           0         0             0

David G.
Ghysels, Jr.             228            0           *               228           0         0             0

Stephen R.
Goldstein                228            0           *               228           0         0             0

David M.
Gray                     228            0           *               228           0         0             0

Douglas C. W.
Greenwood                228            0           *               228           0         0             0


                        Number of Shares of Common Stock       Number of      Number of Shares of Common Stock
                      Beneficially Owned Prior to Offering     Shares of     Beneficially Owned After Offering
                     -------------------------------------      Common      ------------------------------------
                                                               Stock to
                               Number            Percent        be Sold              Number            Percent
                     ------------------------  -----------     ---------    ------------------------  ----------
                               Common Stock                                           Common Stock
  Name of                        Issuable                                               Issuable
  Selling            Common    Upon Exercise                                Common    Upon Exercise
Stcokholder           Stock     of Warrants                                  Stock     of Warrants
---------------     --------  ---------------                              --------  ---------------

Benjamin H.
Griswold IV              228            0           *               228           0         0             0

Burton S.
Halpert                  228            0           *               228           0         0             0

John K. Hollan           228            0           *               228           0         0             0

F. Mackey Hughes         228            0           *               228           0         0             0

Michael W.
Hyde &
Barbara A.
Hyde JT TEN              228            0           *               228           0         0             0

John P.
Jaeger &
Lynn Miller
Jaeger
Ten Com                  228            0           *               228           0         0             0

Richard Judd             228            0           *               228           0         0             0

J. Robert
Judkins                  228            0           *               228           0         0             0

Stephen J.
Kelly &
Laura S.
Kelly
JT TEN                   228            0           *               228           0         0             0

E. Robert
Kent, Jr.                228            0           *               228           0         0             0

Robert S.
Killebrew, Jr.           228            0           *               228           0         0             0

Mark
Klausner &
Melinda
Klausner                 556            0           *               556           0         0             0

Lynn I.
Larson                   228            0           *               228           0         0             0

Douglas
Bermingham
and George
Wilson,
Trustees for
the benefit
of Jane Macrae        10,000            0           *            10,000           0         0             0

Matthew W.
Madlinger &
Kimberly A.
Madlinger
JT TEN                   228            0           *               228           0         0             0


                        Number of Shares of Common Stock       Number of      Number of Shares of Common Stock
                      Beneficially Owned Prior to Offering     Shares of     Beneficially Owned After Offering
                     -------------------------------------      Common      ------------------------------------
                                                               Stock to
                               Number            Percent        be Sold              Number            Percent
                     ------------------------  -----------     ---------    ------------------------  ----------
                               Common Stock                                           Common Stock
  Name of                        Issuable                                               Issuable
  Selling            Common    Upon Exercise                                Common    Upon Exercise
Stcokholder           Stock     of Warrants                                  Stock     of Warrants
---------------     --------  ---------------                              --------  ---------------

Andrew W.
Marcus                   228            0           *               228           0         0             0

Brian T.
Marshall                 228            0           *               228           0         0             0

Mark J.
McHugh                   227            0           *               227           0         0             0

Daniel E.
McIntyre &
Cynthia A.
McIntyre
TEN ENT                  227            0           *               227           0         0             0

Edward F.
McNulty                2,777          694           *             3,471           0         0             0

Jeffrey
Meyer                    228            0           *               228           0         0             0

L. Gartrell
Milam III
TTEE FBO
L. Gartrell
Milam III
REVOCABLE
TRUST DTD
9/14/92                  228            0           *               228           0         0             0

Brent Milner
& Michele
Milner                 2,778            0           *             2,778           0         0             0

Stephen T.
Mitchell &
Cecelia P.
Mitchell
JT TEN                   228            0           *               228           0         0             0

W. Christopher
Mortenson, Jr.           228            0           *               228           0         0             0

Michael Murray
& Sarah M.
Murray                   228            0           *               228           0         0             0

Patrick A.
O'Shea                   228            0           *               228           0         0             0

Scott Olsen              228            0           *               228           0         0             0

Michael T.
Ott                      228            0           *               228           0         0             0

J. Ralph
Parker                   227            0           *               227           0         0             0


                        Number of Shares of Common Stock       Number of      Number of Shares of Common Stock
                      Beneficially Owned Prior to Offering     Shares of     Beneficially Owned After Offering
                     -------------------------------------      Common      ------------------------------------
                                                               Stock to
                               Number            Percent        be Sold              Number            Percent
                     ------------------------  -----------     ---------    ------------------------  ----------
                               Common Stock                                           Common Stock
  Name of                        Issuable                                               Issuable
  Selling            Common    Upon Exercise                                Common    Upon Exercise
Stcokholder           Stock     of Warrants                                  Stock     of Warrants
---------------     --------  ---------------                              --------  ---------------

David K.
Parse                    228            0           *               228           0         0             0

James S.
Patricelli
& Sharon
Patricelli               228            0           *               228           0         0             0

Pequod
Investments,
L.P.                 200,000       25,000         2.1           149,800      50,200         0             *

Pequod
International,
LTD                  125,000       16,667         1.3           103,435      38,232         0             *

Pharma
w/Health             136,363            0         1.3           136,363           0         0             0

Eric T.
Philippi                 227            0           *               227           0         0             0

Roger G. Powell          227            0           *               227           0         0             0

John R. Radle            227            0           *               227           0         0             0

Richard
Gallen & Co.
Pension
Trust 002             11,112        2,778           *            13,890           0         0             0

Richter
Investment
Corp.                  5,000            0           *             5,000           0         0             0

Philip
John Rauch               228            0           *               228           0         0             0

H. Thompson
Rodman, Jr.
& Mariella
Smith-Masters
JT TEN                   227            0           *               227           0         0             0

Richard M.
Ross                     228            0           *               228           0         0             0

William R.
Rothe &
Gay Frederick
Rothe TEN ENT
SPECIAL ACCOUNT          227            0           *               227           0         0             0

Rudman
Partners, L.P.        90,909            0           *            90,909           0         0             0

James S. Sale            227            0           *               227           0         0             0



                        Number of Shares of Common Stock       Number of      Number of Shares of Common Stock
                      Beneficially Owned Prior to Offering     Shares of     Beneficially Owned After Offering
                     -------------------------------------      Common      ------------------------------------
                                                               Stock to
                               Number            Percent        be Sold              Number            Percent
                     ------------------------  -----------     ---------    ------------------------  ----------
                               Common Stock                                           Common Stock
  Name of                        Issuable                                               Issuable
  Selling            Common    Upon Exercise                                Common    Upon Exercise
Stcokholder           Stock     of Warrants                                  Stock     of Warrants
---------------     --------  ---------------                              --------  ---------------

Bryant W.
Seaman III
& Rebecca M.
Seaman                   228            0           *               228           0         0             0

Sepracor Inc.      5,824,333            0        55.6           454,545   5,369,788         0          51.3

David P.
Southwell             13,555(1)     1,388           *             6,943       8,000(1)      0             *

John A.
Spilman IV               228            0           *               228           0         0             0

David
Steinberg              2,778            0           *             2,778           0         0             0


Kathryn K.
Stewart                  556            0           *               556           0         0             0

Summer Hill
Partners L.P.         45,455            0           *            45,455           0         0             0

Thomas W.
Sutton &
Carol J.
Sutton
TEN ENT                  228            0           *               228           0         0             0

Teton
Partners              50,000            0           *            50,000           0         0             0

Bruce H.
Treitman
& Keyla
Treitman                 228            0           *               228           0         0             0

United
Capital
Management,
Inc.                 181,818            0         1.7           181,818           0         0             0

Ursus
Capital, L.P.         15,000        3,750           *            18,750           0         0             0

Jean-Marie
Vogel                647,215(1)     1,388         5.8             6,943     641,660(1)      0           5.8

Daniel P.
Walsh &
Cynthia P.
Walsh                    228            0           *               228           0         0             0

Scott A. Wieler          228            0           *               228           0         0             0

Karl A. Will             228            0           *               228           0         0             0



                        Number of Shares of Common Stock       Number of      Number of Shares of Common Stock
                      Beneficially Owned Prior to Offering     Shares of     Beneficially Owned After Offering
                     -------------------------------------      Common      ------------------------------------
                                                               Stock to
                               Number            Percent        be Sold              Number            Percent
                     ------------------------  -----------     ---------    ------------------------  ----------
                               Common Stock                                           Common Stock
  Name of                        Issuable                                               Issuable
  Selling            Common    Upon Exercise                                Common    Upon Exercise
Stcokholder           Stock     of Warrants                                  Stock     of Warrants
---------------     --------  ---------------                              --------  ---------------
Thomas W.
Winstead, Jr.
& Carol J.
Winstead
TEN ENT                  228            0           *               228           0         0             0

James W.
Wohlgemuth
& Caroline
Wing
Wohlgemuth
JT TEN                   228            0           *               228           0         0             0

David
Woolford &
Enjeen L.
Woolford                 228            0           *               228           0         0             0
-------------------------


* Represents beneficial ownership of less than one percent of our common stock.

(1) Includes shares of common stock underlying options which the following persons may exercise within 60 days of June 30, 2000 in the following amounts: Timothy J. Barberich, 48,000 shares; John Carnuccio, 74,400 shares; David Southwell, 7,000 shares; and Jean-Marie Vogel, 607,433 shares. Excludes the 5,824,333 shares of common stock beneficially owned by Sepracor, the parent corporation of BioSphere, as to which shares Messrs. Barberich, Carnuccio, Southwell and Vogel disclaim beneficial ownership.

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS AUGUST 17, 2001.